RE: Management Services Agreement – Addendum B
November 9, 2022

Further to the Management Services Agreement dated March 24, 2021 (the "Agreement") by and between Immix Biopharma, Inc. (the "Company") and Alwaysraise LLC ("Alwaysraise"), this letter ("Addendum B") hereby amends as follows:

The parties hereby amend Section 4 "Compensation" specifically as follows, and not otherwise:

1. Delete "$20,000" and replace with "$35,416".

The parties hereby amend Section 19 "Additional Provisions" specifically as follows, and not otherwise:

1. Section 19 (a) "Bonus": Delete "100%" and replace with "50%".

All other terms and conditions of the Agreement remain in place.

IMMIX BIOPHARMA, INC.

By: DocuSigned by: Ilya Rackman ________________
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Name:
Title: CEO, Immix Biopharma

ALWAYSRAISE LLC

By: DocuSigned by: Gabriel Morris ________________
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Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

DocuSigned by: Gabriel Morris ________________
1EB6FF0CFC694A1...